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                                                        EXHIBIT 2
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                    IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
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                      Citigroup Global Markets Inc. is a broker-dealer incorporated in New York and registered under Section 15 of the Act (15 U.S.C. 78o).

                    Each of the undersigned hereby affirms the identification of the subsidiaries which acquired the securities reported in this Schedule 13G.


                    Date: February 11, 2004



                                         CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                         By: /s/ Joseph B. Wollard
                                         -------------------------------------
                                             Name:  Joseph B. Wollard
                                             Title: Assistant Secretary



                                         CITIGROUP INC.


                                         By: /s/ Joseph B. Wollard
                                         -------------------------------------
                                             Name:  Joseph B. Wollard
                                             Title: Assistant Secretary


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